EXHIBIT 10.1
AMENDMENT NO. 1 TO
EQUITY COMMITMENT AGREEMENT
February 23, 2006
Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131
Ladies and Gentlemen:
     Reference is hereby made to the Equity Commitment Agreement, dated as of January 30, 2006 (the “Equity Commitment Agreement”), by and between you and USG Corporation. All capitalized terms used but not defined herein have the meanings given to them in the Equity Commitment Agreement.
     1. Amendment of Section 2(b). Section 2(b) of the Equity Commitment Agreement is hereby amended and restated in its entirety to read as follows:
     “(b) On the basis of the representations and warranties herein contained, but subject to the Agreement Order (as defined herein) becoming a Final Agreement Order (as defined herein), the Company will pay to the Investor a commitment fee of $67 million (the “Commitment Fee”). Such Commitment Fee will be paid in U.S. dollars on the Business Day after the Agreement Order becomes a Final Agreement Order. The Commitment Extension Fee (as defined herein), if any, will be paid by the Company as provided in Section 10(b)(ii). Payment of the Commitment Fee and the Commitment Extension Fee, if any, will be made by wire transfer of federal (same day) funds to the account specified by the Investor to the Company at least 24 hours in advance. The Commitment Fee and the Commitment Extension Fee, if any, will be nonrefundable when paid. Simultaneously with the Agreement Order becoming a Final Agreement Order, and thereafter on demand, the Company will reimburse or pay, as the case may be, the standard fees and out-of-pocket expenses of one law firm retained by the Investor for purposes of the transactions contemplated hereby and incurred since January 1, 2006 within 10 days of presentation of an invoice approved by the Investor, without Bankruptcy Court review or further Bankruptcy Court order. The filing fee required by the HSR Act (as defined herein) shall be paid by the Company on behalf of the Investor when filings under the HSR Act are made. These obligations are in addition to, and do not limit, the Company’s obligations under Section 8.”

     2. Amendment of Section 10(b)(ii). Section 10(b)(ii) of the Equity Commitment Agreement is hereby amended and restated in its entirety to read as follows:
     “(ii) On or after September 30, 2006; provided that if the Company notifies the Investor in writing by 3:00 p.m. New York City time on September 23, 2006 that it wishes to extend such date until November 14, 2006, then the Investor may not terminate pursuant to this paragraph (b)(ii) until November 14, 2006, provided that, as a condition to the effectiveness of such extension, the Company has paid to the Investor not later than 3:00 p.m. New York City time on September 30, 2006 a fee (the “Commitment Extension Fee”) in the amount of $6.7 million, which amount will be paid to the Investor by the Company by wire transfer of immediately available funds;”
     3. GOVERNING LAW; VENUE. THIS AMENDMENT NO. 1 WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICT OF LAWS PRINCIPLES. EACH PARTY TO THIS AMENDMENT NO. 1 IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE DISTRICT COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE OR COURTS OF THE STATE OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.
     4. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
     5. Headings. The headings in this Amendment No. 1 are for reference purposes only and will not in any way affect the meaning or interpretation of this Amendment No. 1.
     6. Effect; Ratification. Except as specifically amended hereby, the Equity Commitment Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this Amendment No. 1 and such acceptance hereof will constitute a binding agreement between you and the Company.

Very truly yours, USG CORPORATION
By:	/s/ Richard H. Fleming
	Name:	Richard H. Fleming
	Title:	EVP & CFO

Accepted as of the date hereof:
BERKSHIRE HATHAWAY INC.

By:	/s/ Thomas B. Walper
Name: Thomas B. Walper
Title: Attorney